                                                                    EXHIBIT 11


                            EAGLE BANCSHARES, INC.



Statement re:  Computation of per share earnings

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the three months ended September 30, 1995.


                                                     Three months ended September 30, 1995
                                                -----------------------------------------------
                                                              Primary         Fully Diluted
-----------------------------------------------------------------------------------------------
Net income per share:                                       $     0.41          $     0.41
-----------------------------------------------------------------------------------------------

Weighted average number of common
  shares outstanding                                         3,112,200           3,112,200

Increase due to assumed exercise of
  dilutive stock options                                        67,112              86,564
-----------------------------------------------------------------------------------------------
Adjusted weighted average number of
  common and common equivalent
  shares outstanding                                         3,179,312           3,198,764
-----------------------------------------------------------------------------------------------

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the six months ended September 30, 1995.


                                                      Six months ended September 30, 1995
                                                -----------------------------------------------
                                                              Primary         Fully Diluted
-----------------------------------------------------------------------------------------------
Net income per share:                                       $     0.75          $     0.75
-----------------------------------------------------------------------------------------------

Weighted average number of common
  shares outstanding                                         3,099,888           3,099,888

Increase due to assumed exercise of
  dilutive stock options                                        55,726              74,658
-----------------------------------------------------------------------------------------------
Adjusted weighted average number of
  common and common equivalent
  shares outstanding                                         3,155,614           3,174,556
-----------------------------------------------------------------------------------------------

The dilutive effect of common stock equivalents on earnings per share is less than 3% for the three months and six months ended September 30, 1995; therefore, simple weighted average shares outstanding are used in computing earnings per share.